Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1, of our report dated October 21, 2020, relating to the balance sheet of Altimar Acquisition Corporation as of September 1, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 20, 2020 (inception) through September 1, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 21, 2020